Exhibit 10.3

CONSENT AGREEMENT

This Consent Agreement (this “Consent”) is entered into effective as of June 23, 2016, among GREAT ELM CAPITAL GROUP, INC. (formerly known as UNWIRED PLANET, INC.), a Delaware Corporation (the “Issuer”), and each of the Holders identified on the signature pages hereto (the “Consenting Holders”).  Capitalized terms used without definition have the respective meanings given to them in the Indenture (as defined below).

RECITALS

The Issuer and Wells Fargo Bank, National Association, a national banking association, as indenture trustee (the “Indenture Trustee”) entered into an Indenture dated as of June 28, 2013 (the “Base Indenture”), a First Supplemental Indenture dated December 23, 2015 (the “First Supplemental Indenture”) and a Second Supplemental Indenture, dated as of April 6, 2016 (collectively with the Base Indenture and the First Supplemental Indenture, the “Indenture”), pursuant to which the Issuer issued its Senior Secured Notes due 2019 (the “Notes”).

On June 15, 2016, the Issuer changed its name from UNWIRED PLANET, INC. to GREAT ELM CAPITAL GROUP, INC.

Pursuant to Section 8.02 of the Base Indenture, the Issuer has requested that all of the Holders (as that term is defined in the Base Indenture) constituting 100% of the principal amount of the Notes outstanding as of the date hereof consent to the execution, delivery and performance by the Issuer and the Indenture Trustee of a supplemental indenture to effect the waivers, modifications and amendments to the Indenture described in this Consent.

This Consent provides the waivers and conditions to those waivers that the Consenting Holders undertake to make in amendments to the Indenture.  The Consenting Holders are providing their consent, solely in accordance with the specific terms hereof to reflect the waivers, modifications and amendments to the Indenture described in this Consent.

The transactions contemplated by this Consent will not result in a material modification of the Notes for purposes of Chapter 4 of Subtitle A of the Code and any regulations issued thereunder (Foreign Account Tax Compliance Act).

The Issuer intends to effect a change in its corporate name under Delaware law to Great Elm Capital Group, Inc.

In connection with the execution and delivery of this Consent and the transactions contemplated by the Agreements (as defined below), the Issuer has formed Great Elm Capital Corp., a Maryland corporation (“GECC”), GECC Finance Corp., a Delaware corporation, a wholly-owned subsidiary of the Issuer (“GEFC”), and GECC GP Corp., a Delaware corporation and a subsidiary of GEFC (“GECC GP”).

Concurrent with the execution and delivery of this Consent, the Issuer is entering into a Subscription Agreement (the “Subscription Agreement”), dated as of the date hereof, with GECC and the private investment funds (including some of the Consenting Holders) managed by MAST Capital Management, LLC, a Delaware limited liability company and any of its affiliates (collectively, “MAST”).

As a condition to the consummation of the transactions contemplated by the Subscription Agreement, GECC, the Issuer and MAST are entering into a Registration Rights Agreement (the “Registration Rights Agreement”) relating to GECC capital stock to be acquired by each of the Issuer and MAST in connection with the Merger (as defined below).

The transactions contemplated by the Subscription Agreement are conditioned on, among other things, GECC entering into (a) an investment management agreement, substantially in the form attached as an annex to the subscription agreement (the “Investment Management Agreement”), dated as of the date hereof, with Great Elm Capital Management, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Issuer (“GECM”), and (b) an administration agreement, substantially in the form attached to the Subscription Agreement (the “Administration Agreement”), dated as of the date hereof, with GECM.

Concurrent with the execution and delivery of the Investment Management Agreement,  GEFC will issue a note representing senior unsecured debt of GEFC in an aggregate original principal amount of approximately $12.348 million to MAST.

Concurrent with the execution and delivery of this Consent, GECC is entering into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, with Full Circle Capital Corporation, a Maryland corporation (“Full Circle”), that provides for, among other things, the merger of Full Circle with and into GECC (the “Merger”).

For the avoidance of doubt, the Consenting Holders are also waiving any Default or Event of Default that may have occurred or could occur, either prior to the date of this Consent or for 30 days thereafter, as a result of any failure by the Issuer or any Restricted Subsidiary to enter into a guarantee or to grant or perfect liens in the Collateral as required by the Indenture or the Note.

The Consenting Holders believe that the credit quality of the Issuer has the potential to be improved by the transactions contemplated by the Subscription Agreement, the Registration Rights Agreement, the Investment Management Agreement, the Administration Agreement and the Merger Agreement (collectively, the “Agreements”) and such potential credit quality improvement, together with the covenants of and conditions applicable to the Issuer herein, constitute sufficient consideration for this Consent.

NOW, THEREFORE, in consideration of the foregoing and the covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Issuer and the Consenting Holders, as applicable, covenant and agree as follows:

1.         AMENDMENTS TO INDENTURE.  The Holders hereby conditionally agree to make the following amendments (the “Amendments”) pursuant to a supplemental indenture or amended and restated indenture as follows:

(A)                                       The definition of “Group Companies” in Section 1.01 of the Base Indenture is amended as follows (underlining indicates additions):

“Group Companies” means the Issuer and all Subsidiaries of the Issuer, including Great Elm Capital Management, Inc. and GECC GP Corp. (or any of their successors), but excluding Great Elm Capital Corp. (or any successor).

(B)          Section 4.19 of the Base Indenture is amended to add the following subsection (d):

“(d) Notwithstanding anything to the contrary in this Section 4.19, Section 4.19 shall not apply to any of the transactions contemplated by (i) the Subscription Agreement, dated as of June [•] 2016, by and among the Issuer and Great Elm Capital Corp., a Maryland corporation, and the other parties thereto; (ii) the Investment Management Agreement contemplated by the Subscription Agreement to be entered into by and between Great Elm Capital Corp. and Great Elm Capital Management, Inc., a Delaware corporation; (iii) the Administration Agreement contemplated by the Subscription Agreement to be entered into by and between the Great Elm Capital Corp. and Great Elm Capital Management, Inc.; and (iv) the Agreement and Plan of Merger, dated as of the date hereof, by and between Great Elm Capital Corp. and Full Circle Capital Corporation, a Maryland corporation, all in contemplation of the merger of Full Circle Capital Corporation into Great Elm Capital Corp.”

(C)       Section 4.20 of the Base Indenture is amended as follows (underlining indicates additions) and to add subsections (d) and (e):

“(a) With respect to any new Subsidiary (other than a Foreign Subsidiary or Great Elm Capital Corp. (or any successor)) created or acquired after the Issue Date and directly held by the Issuer . . .”

“(d)      Notwithstanding anything in this Section 4.20 to the contrary, no existing Foreign Subsidiary or new Foreign Subsidiary created or acquired after the date hereof having assets of $100,000 or less (or any equity interest therein) shall be subject to this Section 4.20; provided, however, that any such Foreign Subsidiary shall be required to comply with Section 4.20(b) within 60 days from the date its assets exceed $100,000.”

“(e)      Notwithstanding anything in the Granting Clause or in this Section 4.20 to the contrary, none of the Dormant Subsidiaries or PanOptis Subsidiaries (or any equity interests in any of the foregoing Subsidiaries) shall be subject to any obligation under the Granting Clause or this Section 4.20.”

(D)       The definition of “Permitted Investments” in Section 1.01 of the Base Indenture is amended as follows (underlining indicates additions and strikethroughs indicate deletions):

“ . . . (2) any Investment in any Wholly Owned Subsidiary of the Issuer (other than Great Elm Capital Corp. or any successor), subject to the limitations and cash balancing described in Section 4.19;

(12)  other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (1~~1~~2) and (13) that are at the time outstanding, not to exceed $10 million~~.~~; and

(13) any Investment in Great Elm Capital Corp. (or any successor) having an aggregate Fair Market Value on the date of investment not to exceed $30 million.

(E)          Section 4.13 of the Base Indenture is amended to add the following after the last sentence thereof:

“For the avoidance of doubt, the Issuer and its Subsidiaries may, among other things, engage in the business of investing in securities and providing advisory services as regulated under Federal and state securities laws, including, but not limited to, the Investment Company Act of 1940 and the Investment Advisers Act of 1940, each as amended, and any successors thereto.”

(F)           Section 4.14 of the Base Indenture is amended and restated as follows:

The Issuer shall, and the Issuer shall cause each Guarantor Subsidiary to, (i) keep all property useful and necessary in its business in reasonably good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to have a

Material Adverse Effect and (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business.

(G)          Section 4.03 of the Base Indenture is amended to add the following subsection (b)(xiv):

“(xiv) the Incurrence of Indebtedness by GECC Finance Corp. or its successor for the benefit of MAST Capital Management, LLC (or any successor) and any of its Affiliates.”

(H)          References in the Indenture and the Note to UNWIRED PLANET, INC. shall be to GREAT ELM CAPITAL GROUP, INC.

(I)           The following definitions will be added to the Indenture:

“Dormant Subsidiaries” means each of (i) Openwave Systems International, Inc., (ii) Openwave Systems International Holdings, Inc., (iii) Openwave Technologies Inc., (iv) Signalsoft Corporation and (v) Solomio Corporation, in each of (i) through (v) above, until such time as such Subsidiary shall have assets in excess of $100,000.

“PanOptis Subsidiaries” means (i) Unwired Planet IP Holdings, Inc., (ii) Unwired Planet IP Manager, LLC, (iii) Unwired Planet LLC and (iv) Unwired Planet International LTD.

2.         WAIVER.  The Consenting Holders hereby waive any Default or Event of Default that may have occurred or could occur pursuant to the Granting Clause, Section 4.19, Section 4.20 or otherwise under the Indenture or the Note, either prior to the date of this Consent or for 30 days thereafter, as a result of any failure by the Issuer or any Restricted Subsidiary to enter into a guarantee or to grant or perfect liens in the Collateral as required by the Indenture or the Note.  The Consenting Holders also agree to enter into any amendment to the Indenture that may be required by the Trustee, if any, to effectuate this waiver.

3.         CONDITIONS TO CONSENT.  If any of the events listed below in this Section 3 occurs or fails to occur, as applicable, this Consent shall not be effective or shall not be given any force or effect, as applicable.  If this Consent is negated for any of the reasons as provided in this Section 3, the Consenting Holders will be under no obligation to enter into the Amendments.

(A)          Agreements.  Each of the Agreements shall be validly executed and delivered by each of the Issuer or any Subsidiary parties thereto.  No termination of any of the Agreements shall have occurred nor shall a material breach of any of the Agreements have occurred or been threatened by the Issuer or any Subsidiary.  Prior to the completion of the Merger, the Issuer and the Trustee shall enter into the New Indenture (as defined below).

(B)          Restrictions on GECC.  GECC and its successors shall not (i) transfer, assign, hypothecate, pledge, liquidate or otherwise dispose of (or enter into any agreement providing for any of the foregoing) any assets or property held as of the date hereof or subsequently acquired except in accordance with the Agreements; (ii) incur any lien on or otherwise encumber, other than under the Agreements, any assets or property held as of the date hereof or subsequently acquired; (iii) incur any liabilities except in accordance with the Agreements; (iv) engage in any business other than as contemplated by the Agreements; or (v) merge or consolidate with or into any other Person except in accordance with the Agreements.  Additionally, GECC shall keep all cash contributions received pursuant to the Subscription Agreement in a separate bank account and shall only permit two representatives of GECC to access to such account, such persons to be designated in a writing by GECC to MAST.

(C)          Collateral.  (i) Concurrent with its entry into the Subscription Agreement, the Issuer shall make all filings under the Uniform Commercial Code and take all other actions necessary to grant MAST a valid and binding first lien priority security interest in the capital stock of GECC acquired by the Issuer pursuant to the Subscription Agreement and (ii) the Issuer and GECC GP shall comply with their obligations with respect to Collateral under the Indenture and any Security Documents concerning existing or future Collateral (as defined in such documents) of the Issuer and GECC GP, as applicable.

(D)          Transfers.  The Issuer shall not transfer, assign, hypothecate, pledge, encumber or otherwise dispose of (or enter into any agreement providing for any of the foregoing) any shares of common stock or other equity interests to be acquired pursuant to the Agreements except in accordance with the Indenture and any Security Documents.

(E)          Inspection Rights.  The Issuer shall, and the Issuer shall cause GECC to, following the date hereof and until the Amendments are effective, permit representatives the Consenting Holders to visit and inspect any of its assets and properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of GECC with officers and employees of GECC.

(F)           Merger.  The Merger Agreement is terminated pursuant to the terms thereof (without giving any effect to any amendment of the provisions in Article 6 thereof occurring after the date hereof).

(G)          Granting of Liens and Perfection.  Issuer and each of its Restricted Subsidiaries will grant to the Trustee, for the benefit of the Holders, and perfect liens in Collateral to secure the obligations under the Indenture and, in the case of the Guarantor Subsidiaries, guarantee the Collateral in favor of the Trustee, for the benefit of the Holders, on the terms contemplated by the Indenture and otherwise reasonably satisfactory to the Trustee and the Consenting Holders on or before the 30th day after the date of this Consent.

Notwithstanding anything to the contrary in the foregoing, the Issuer shall have thirty (30) calendar days following the date of the occurrence of any of the events specified in (a) – (d) above (measured from the earliest possible date if more than one such event occurs) to cure any Event of Default resulting from the transactions conducted in reliance on the Amendments.  Any ongoing obligations contained in this Section 3 shall cease simultaneously with the consummation of the Merger.

4.         REPRESENTATIONS AND WARRANTIES.  By its execution and delivery hereof, the Issuer hereby represents and warrants to the Consenting Holders that, as of the date hereof:

(A)          Representations and Warranties in Agreements.  The representations and warranties of the Issuer contained in the Agreements are true and correct, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date).

(B)          No Default.  No event has occurred and is continuing that constitutes, or with the giving of notice or lapse of time or both will constitute, a Default or an Event of Default, and no Default or Event of Default will result from or after giving effect to the Amendments (other than any Default or Event of Default that may have occurred with respect to the execution of guarantees by Subsidiary Guarantors or the grants or perfection of liens in the Collateral of the Issuer or the Subsidiary Guarantors prior to the date of this Consent).

(C)          Due Authorization.  The Issuer has been duly authorized by all necessary action on the part of the Issuer to execute, deliver and perform this Consent and a supplemental indenture to the Indenture or restatement of the Indenture to give effect to the Amendments (the “New Indenture”); and this Consent has been duly executed and delivered and the New Indenture will be duly executed and delivered by the Issuer and each will be a legally valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(D)          No Conflict.  The execution, delivery and performance by the Issuer of this Consent and the New Indenture do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to the Issuer, the governing documents of the Issuer, or any order, judgment, or decree of any court or other Governmental Authority binding on the Issuer, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contract of the Issuer, or (iii) require any approval of the Issuer’s equityholders (other than MAST) or any approval or consent of any Person under any material contract of the Issuer, other than consents or approvals that have been obtained and that are still in force and effect.

(E)          Governmental Consents.  The execution, delivery, and performance by the Issuer of this Consent and the New Indenture do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect or as may be required under federal or state securities laws.

(F)           Conditions Precedent.  On and as of the date hereof, all of the conditions set forth in Section 3 (to extent such condition constitutes a condition precedent) and Section 5 of this Consent have been satisfied.

5.         CONDITIONS PRECEDENT TO EFFECTIVENESS.  This Consent shall be effective as of the date hereof only after each of the following conditions precedent shall have been satisfied:

(A)          MAST shall have received a duly executed and delivered copy of this Consent, which shall be in full force and effect;

(B)       As of the date hereof, no Default or Event of Default shall have occurred and be continuing or will result from or after giving effect to this Consent and the Amendments (other than any Default or Event of Default that may have occurred with respect to the execution of guarantees by Subsidiary Guarantors or the grants or perfection of liens in the Collateral of the Issuer or the Subsidiary Guarantors prior to the date of this Consent); and

(C)       As of the date hereof, the representations and warranties set forth in Section 4 of this Consent shall be true and correct.

6.         RATIFICATION AND ACKNOWLEDGMENT.  As of the date hereof, the Issuer hereby (a) ratifies and confirms its obligations under the Indenture (except to the extent expressly amended hereby), (b) acknowledges and agrees that the Indenture (except to the extent expressly amended hereby) shall remain in full force and effect and is and shall continue to be its legal, valid and binding obligation and enforceable against it in accordance with its terms, (c) acknowledges and agrees that its obligations under the Indenture are not released, diminished, impaired, reduced or otherwise adversely affected by this Consent, except to the extent expressly amended hereby, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, any of the Consenting Holders.

7.         SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  All representations and warranties made in this Consent shall survive the execution and delivery of this Consent and the effectiveness of the Amendments, and no investigation by the Holders of this Consent shall affect such representations and warranties or the right of the Holders to rely upon them.

8.         SEVERABILITY.  Any provision of this Consent held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Consent and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

9.         COUNTERPARTS; EXECUTION VIA FACSIMILE.  This Consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Consent may be validly executed and delivered by facsimile or other electronic transmission.

10.       GOVERNING LAW; BINDING EFFECT.  This Consent shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof, and shall be binding upon the Issuer and its successors and assigns, except that the Issuer may not assign or transfer any of its rights or obligations hereunder without the prior written consent of MAST.

11.       HEADINGS.  Section headings in this Consent are included herein for convenience of reference only and shall not constitute a part of this Consent for any other purpose.

12.       NO ORAL AGREEMENTS.  THIS CONSENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES IMMEDIATELY FOLLOW THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed and delivered by their proper and duly authorized officials as of the Consent Effective Date.

GREAT ELM CAPITAL GROUP, INC.
(f/k/a UNWIRED PLANET, INC.)

By:	/s/ Boris Teksler
Name: Boris Teksler
Title: Chief Executive Officer

MAST Consent Signature Page

MAST CREDIT OPPORTUNITIES I MASTER FUND LIMITED

By:	/s/ Adam Kleinman
Name: Adam Kleinman
Title: Authorized Signatory

Amount of Notes held:

$230,379.67

MAST Consent Signature Page

MAST OC I MASTER FUND L.P.

By:	/s/ Adam Kleinman
Name: Adam Kleinman
Title: Authorized Signatory

Amount of Notes held:

$557,777.24

MAST Consent Signature Page

MAST SELECT OPPORTUNITIES MASTER FUND, L.P.

By:	/s/ Adam Kleinman
Name: Adam Kleinman
Title: Authorized Signatory

Amount of Notes held:

$221,035.45

MAST Consent Signature Page

MAST ADMIRAL MASTER FUND, L.P.

By:	/s/ Adam Kleinman
Name: Adam Kleinman
Title: Authorized Signatory

Amount of Notes held:

$61,723.75

MAST Consent Signature Page